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- ----------------------------------------ALPHA INDUSTRIES, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

COMPUTATION OF PER SHARE DATA
(In thousands, except per share dollar amounts)



                                                                     FISCAL YEAR ENDED

                                                            APRIL 2,      APRIL 3,      MARCH 28,
                                                              1995          1994          1993
- -------------------------------------------------------------------------------------------------
PRIMARY COMPUTATION

Weighted average number of common
 shares outstanding . . . . . . . . . . . . . . . . .         7,607          7,502        7,464

Weighted average number of common
 stock equivalents  . . . . . . . . . . . . . . . . .           275             --           --
                                                             ------       --------      -------
Weighted average number of common shares and
 common share equivalents outstanding . . . . . . . .         7,882          7,502        7,464
                                                             ======       ========      =======
FULLY DILUTED COMPUTATION

Weighted average number of common
 shares outstanding . . . . . . . . . . . . . . . . .         7,607          7,502        7,464

Weighted average number of common
 stock equivalents  . . . . . . . . . . . . . . . . .           287             --           --
                                                             ------       --------      -------
Weighted average number of common shares and
 common share equivalents outstanding . . . . . . . .         7,894          7,502        7,464
                                                             ======       ========      =======

Net income (loss) primary and fully diluted . . . . .        $2,847       $(11,466)     $(2,987)
                                                             ======       ========      =======
Net income (loss) per common share primary
 and fully diluted  . . . . . . . . . . . . . . . . .        $  .36       $  (1.53)     $  (.40)
                                                             ======       ========      =======

For fiscal 1995, common stock equivalents related to shares issuable under options outstanding did affect the per share amount and, accordingly were included in the computation. Common stock equivalents related to shares issuable under options outstanding did not significantly affect the per share amount and, accordingly, were not included in the computation for fiscal 1994 and 1993.


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